EXHIBIT 23


                   CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-48972, 33-45788 and 33-55487) of Tellabs, Inc. of our
report dated January 26, 1998, with respect to the consolidated financial statements and schedule of Tellabs, Inc. included and incorporated by reference in the Annual Report (Form 10-K) for the year ended
January 2, 1998.







Ernst & Young LLP
Chicago, Illinois
March 17, 1998